Exhibit 99.5

CAREFUSION CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

On             (the “Grant Date”), CareFusion Corporation, a Delaware corporation (the “Company”), has awarded to             (“Awardee”)             Restricted Stock Units (the “Restricted Stock Units” or “Award”), representing an unfunded unsecured promise of the Company to deliver shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to Awardee as set forth herein. The Restricted Stock Units have been granted pursuant to the CareFusion Corporation 2009 Long-Term Incentive Plan (the “Plan”), and shall be subject to all provisions of the Plan, which are incorporated herein by reference, and shall be subject to the provisions of this Restricted Stock Units Agreement (this “Agreement”). Capitalized terms used in this Agreement which are not specifically defined will have the meanings ascribed to such terms in the Plan.

1. Vesting. The Restricted Stock Units shall vest in three installments, which shall be as nearly equal as possible, on the first three anniversaries of the Grant Date (each a “Vesting Date” with respect to the portion of the Restricted Stock Units scheduled to vest on such date), subject in each case to the provisions of this Agreement, including those relating to the Awardee’s continued employment with the Company and its Affiliates (collectively, the “CareFusion Group”).

2. Transferability. The Restricted Stock Units shall not be transferable.

3. Continuous Service Requirement and Termination of Employment; Retirement.

(a) General. Except as set forth below, if a Termination of Employment of Awardee occurs prior to the vesting in full of the Restricted Stock Units, any unvested portion of such Restricted Stock Units shall be forfeited by Awardee.

(b) Termination of Employment by Reason of Death or Disability. If a Termination of Employment of Awardee occurs by reason of death or by the Company on account of Disability prior to any portion of the Restricted Stock Units vesting as provided in Paragraph 1 hereof, but at least six (6) months from the Grant Date, then any unvested Restricted Stock Units shall immediately vest in full on the date of such Termination of Employment and shall not be forfeited.

(c) Retirement. If Awardee remains in the continuous employ of the Company or its Affiliates for at least six (6) months after the Grant Date and at such time is or thereafter becomes Retirement Eligible, then any unvested Restricted Stock Units shall immediately vest in full, and Awardee shall receive the Shares in accordance with the provisions of Paragraph 6. For purposes of this Agreement and this Award under the Plan, “Retirement Eligible” shall mean Awardee’s (i) attaining age fifty-five (55) and (ii) having at least ten (10) years of continuous service with the with the Company or Cardinal Health, Inc. and their Affiliates, including service with an Affiliate of the Company or Cardinal Health, Inc. prior to the time that such Affiliate became an Affiliate of the Company or Cardinal Health, Inc. For purposes of the age and/or service requirement, the Administrator may, in its discretion, credit a Participant with additional age and/or years of service.

(d) Termination in Connection with a Change of Control. If within two (2) years after a Change of Control, Awardee experiences a Termination of Employment (i) by the Company for any reason other than because of Awardee’s death, Disability or Termination for Cause or (ii) by Awardee for Good Reason (as defined below), then any unvested portion of such Restricted Stock Units shall immediately vest in full on such date of Termination of Employment.

For purposes of this Paragraph 3(d), “Good Reason” means one or more of the following conditions (without the consent of Awardee): (i) a material reduction of Awardee’s base compensation (including Base Salary or Target Bonus); (ii) a material diminution in Awardee’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom Awardee is required to report; (iv) a material diminution in the budget over which Awardee retains authority; and (v) a material change in the geographic location at which Awardee must perform services, where a change of at least 35 miles or to another country will be deemed material. Awardee must provide notice to the Company of the existence of one or more of the above conditions within 90 days after the initial existence of the condition(s), upon the notice of which the Company shall have 30 days to remedy the condition(s). If the Company fails to so remedy the condition(s), the 31 day following the Company’s receipt of Awardee’s notice shall be deemed to be the date of Termination of Employment of Awardee for Good Reason hereunder.

4. Triggering Conduct/Competitor Triggering Conduct. As used in this Agreement, “Triggering Conduct” shall include the following: disclosing or using in any capacity other than as necessary in the performance of duties assigned by the CareFusion Group any confidential information, trade secrets or other business sensitive information or material concerning the CareFusion Group; violation of Company policies, including but not limited to conduct which would constitute a breach of any certificate of compliance or similar attestation/ certification signed by Awardee; directly or indirectly employing, contacting concerning employment, or participating in any way in the recruitment for employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is an employee, representative, officer or director of the CareFusion Group at any time within the 12 months prior to Awardee’s Termination of Employment; any action by Awardee and/or his or her representatives that either does or could reasonably be expected to undermine, diminish or otherwise damage the relationship between the CareFusion Group and any of its customers, potential customers, vendors and/or suppliers that were known to Awardee; and breaching any provision of any employment or severance agreement with a member of the CareFusion Group. As used in this Agreement, “Competitor Triggering Conduct” shall include, either during Awardee’s employment or within one year following Awardee’s Termination of Employment, accepting employment with, or serving as a consultant or advisor or in any other capacity to, an entity that is in competition with the business conducted by any member of the CareFusion Group (a “Competitor”), including, but not limited to, employment or another business relationship with any Competitor if Awardee has been introduced to trade secrets, confidential information or business sensitive information during Awardee’s employment with the CareFusion Group and such information would aid the Competitor because the threat of disclosure of such information is so great that, for purposes of this Agreement, it must be assumed that such disclosure would occur.

5. Special Forfeiture/Repayment Rules. For so long as Awardee continues as an Employee with the CareFusion Group and for three years following Termination of Employment regardless of the reason, Awardee agrees not to engage in Triggering Conduct. If Awardee engages in Triggering Conduct during the time period set forth in the preceding sentence or in Competitor Triggering Conduct during the time period referenced in the definition of “Competitor Triggering Conduct” set forth in Paragraph 4 above, then:

(a) any Restricted Stock Units that have not yet vested or that vested within the Look-Back Period (as defined below) with respect to such Triggering Conduct or Competitor Triggering Conduct and have not yet been settled by a payment pursuant to Paragraph 6 hereof shall immediately and automatically terminate, be forfeited, and cease to exist; and

(b) Awardee shall, within 30 days following written notice from the Company, pay to the Company an amount equal to (x) the aggregate gross gain realized or obtained by Awardee resulting from the settlement of all Restricted Stock Units pursuant to Paragraph 6 hereof (measured as of the settlement date (i.e., the market value of the Restricted Stock Units on such settlement date)) that have already been settled and that had vested at any time within three years prior to the Triggering Conduct (the “Look-Back Period”), minus (y) $1.00. If Awardee engages only in Competitor Triggering Conduct, then the Look-Back Period shall be shortened to exclude any period more than one year prior to Awardee’s Termination of Employment, but including any period between the time of Termination of Employment and engagement in Competitor Triggering Conduct. Awardee may be released from Awardee’s obligations under this Paragraph 5 if and only if the Administrator (or its duly appointed designee) authorizes, in writing and in its sole discretion, such release. Nothing in this Paragraph 5 constitutes a so-called “noncompete” covenant. This Paragraph 5 does, however, prohibit certain conduct while Awardee is associated with the CareFusion Group and thereafter and does provide for the forfeiture or repayment of the benefits granted by this Agreement under certain circumstances, including, but not limited to, Awardee’s acceptance of employment with a Competitor. Awardee agrees to provide the Company with at least 10 days written notice prior to directly or indirectly accepting employment with, or serving as a consultant or advisor or in any other capacity to, a Competitor, and further agrees to inform any such new employer, before accepting employment, of the terms of this Paragraph 5 and Awardee’s continuing obligations contained herein. No provisions of this Agreement shall diminish, negate or otherwise impact any separate noncompete or other agreement to which Awardee may be a party, including, but not limited to, any certificate of compliance or similar attestation/certification signed by Awardee; provided, however, that to the extent that any provisions contained in any other agreement are inconsistent in any manner with the restrictions and covenants of Awardee contained in this Agreement, the provisions of this Agreement shall take precedence and such other inconsistent provisions shall be null and void. Awardee acknowledges and agrees that the restrictions contained in this Agreement are being made for the benefit of the Company in consideration of Awardee’s receipt of the Restricted Stock Units, in consideration of employment, in consideration of exposing Awardee to the Company’s business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. Awardee further acknowledges that the receipt of the Restricted Stock Units and execution of this Agreement are voluntary actions on the part of Awardee and that the Company is unwilling to provide the Restricted Stock Units to Awardee without including the restrictions and covenants of Awardee contained in this Agreement. Further, the parties agree and acknowledge that the provisions contained in Paragraphs 4 and 5 are ancillary to, or part of, an otherwise enforceable agreement at the time the agreement is made.

6. Payment of Vested Restricted Stock Units.

(a) Subject to the provisions of Paragraphs 4 and 5 of this Agreement and Paragraphs (b), (c), (d) and (e) below, and unless Awardee makes an effective election to defer receipt of the Shares represented by the Restricted Stock Units, on the date of vesting of any Restricted Stock Unit, Awardee shall be entitled to receive from the Company (without any payment on behalf of Awardee other than as described in Paragraph 10) the Shares represented by such Restricted Stock Unit. Elections to defer receipt of the Shares beyond the date of settlement provided herein may be permitted in the discretion of the Administrator pursuant to procedures established by the Administrator in compliance with the requirements of Section 409A of the Code.

(b) Retirement. Notwithstanding anything herein to the contrary, in the event Awardee is or becomes Retirement Eligible, and as a result of the vesting of the Restricted Stock Units becomes subject to a Tax Withholding Obligation (as defined in Paragraph 10(b)), Awardee shall be required to arrange for the satisfaction of the minimum amount of any related Tax Withholding Obligation in a manner acceptable to the Company. To satisfy any related Tax Withholding Obligation, Awardee shall, in accordance with and subject to Paragraph 10(b), be entitled to (i) receive, to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4)(vi), a number of corresponding Shares with an aggregate market value equal to the amount necessary to satisfy such obligation, and the Company is authorized to retain on Awardee’s behalf or sell or arrange for the sale of the number of Shares that the Company determines to be sufficient to satisfy such obligation or (ii) reduce the number of unpaid Restricted Stock Units by the number of Shares as the Company determines to be sufficient to satisfy such obligation. Awardee shall be entitled to receive the Shares corresponding to the remaining Restricted Stock Units on the applicable Vesting Date(s) in the portions set forth on the vesting schedule provided in Paragraph 1; provided, however, that if an Awardee who is Retirement Eligible experiences a Termination of Employment due to death, Disability or in connection with a Change in Control, payment of Shares for such Restricted Stock Units will instead be made in accordance with the provisions of Paragraphs (c), (d) and (e) below, as applicable.

(c) Death. Notwithstanding anything herein to the contrary, if an Awardee experiences a Termination of Employment due to death, then all vested Restricted Stock Units (including Restricted Stock Units that vest in accordance with Paragraph 3(b) of this Agreement) that have not been paid shall be paid by the Company in Shares (without any payment on behalf of Awardee other than as described in Paragraph 10) within 60 days after the date of death.

(d) Disability. Notwithstanding anything herein to the contrary, if an Awardee experiences a Termination of Employment by the Company on account of Disability, then all vested Restricted Stock Units (including Restricted Stock Units that vest in accordance with Paragraph 3(b) of this Agreement) that have not been paid shall be paid by the Company in Shares (without any payment on behalf of Awardee other than as described in Paragraph 10) within 60 days after the date of Termination of Employment; provided, however, that where Section 409A of the Code applies to such distribution and Awardee is a “specified employee” (determined in accordance with Section 409A of the Code), Awardee shall be entitled to receive the corresponding Shares from the Company on the date that is the first day of the seventh month after Awardee’s “separation from service” with the Company (determined in accordance with Section 409A of the Code).

(e) Change of Control. Notwithstanding anything herein to the contrary, in the event that such Restricted Stock Units vest prior to the Vesting Date(s) set forth in Paragraph 1 as a result of a Termination of Employment in connection with a Change of Control in accordance with the provisions of Paragraph 3(d), all vested Restricted Stock Units (including Restricted Stock Units that vest in accordance with Paragraph 3(b) of this Agreement) that have not been paid shall be paid by the Company in Shares (without any payment on behalf of Awardee other than as described in Paragraph 10) on the date of such vesting.

7. Dividend Equivalents. Awardee shall not be entitled to receive any cash dividends on the Restricted Stock Units. However, to the extent the Company determines to pay a cash dividend to holders of the Common Stock, an Awardee shall, with respect to each Restricted Stock Unit, be entitled to receive a cash payment from the Company on each cash dividend payment date with respect to the Shares with a record date between the Grant Date and the settlement of such unit pursuant to Paragraph 6 hereof, such cash payment to be in an amount equal to the dividend that would have been paid on the Common Stock represented by such unit. Cash payments on each cash dividend payment date with respect to the Shares with a record date prior to a Vesting Date shall be accrued until the Vesting Date and paid thereon (subject to the same vesting requirements as the underlying Restricted Stock Units award). Elections to defer receipt of the cash payments in lieu of cash dividends beyond the date of settlement provided herein may be permitted in the discretion of the Committee pursuant to procedures established by the Company in compliance with the requirements of Section 409A of the Code.

8. Right of Set-Off. By accepting these Restricted Stock Units, Awardee consents to a deduction from, and set-off against, any amounts owed to Awardee that are not treated as “non-qualified deferred compensation” under Section 409A of the Code by any member of the CareFusion Group from time to time (including, but not limited to, amounts owed to Awardee as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the CareFusion Group by Awardee under this Agreement.

9. No Stockholder Rights. Awardee shall have no rights of a stockholder with respect to the Restricted Stock Units, including, without limitation, any right to vote the Shares represented by the Restricted Stock Units.

10. Withholding Tax.

(a) Generally. Awardee is liable and responsible for all taxes owed in connection with the Restricted Stock Units (including taxes owed with respect to any cash payments described in Paragraph 7 hereof), regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock Units. The Company does not make any representation or undertaking regarding the tax treatment or the treatment of any tax withholding in connection with the grant or vesting of the Restricted Stock Units or the subsequent sale of Shares issuable upon settlement of the Restricted Stock Units. The Company does not commit and is under no obligation to structure the Restricted Stock Units to reduce or eliminate Awardee’s tax liability.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Restricted Stock Units (e.g., vesting or settlement) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”), Awardee is required to arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company. Unless Awardee elects to satisfy the Tax Withholding Obligation by an alternative means that is then permitted by the Company, Awardee’s acceptance of this Agreement constitutes Awardee’s instruction and authorization to the Company to retain on Awardee’s behalf the number of Shares from those Shares issuable to Awardee under this Award, to reduce the number of unpaid Restricted Stock Units or to sell or arrange for the sale of the number of Shares as the Company determines to be sufficient to satisfy the Tax Withholding Obligation as owed when any such obligation comes due. The value of any Shares retained or the number of Restricted Stock Units reduced for such purposes shall be based on the Fair Market Value, as the term is defined in the Plan, of the Shares on the date of vesting of the Restricted Stock Units. To the extent that the Company retains any Shares or reduces the number of Restricted Stock Units to cover the Tax Withholding Obligation, it will do so at the minimum statutory rate, but in no event shall such amount exceed the minimum required by applicable law and regulations. The Company shall have the right to deduct from all cash payments paid pursuant to Paragraph 7 hereof the amount of any taxes which the Company is required to withhold with respect to such payments.

11. Governing Law/Venue for Dispute Resolution/Costs and Legal Fees. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superceded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Restricted Stock Units and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware. In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in the State of Delaware and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. Awardee acknowledges that the covenants contained in Paragraphs 4 and 5 of this Agreement are reasonable in nature, are fundamental for the protection of the Company’s legitimate business and proprietary interests, and do not adversely affect Awardee’s ability to earn a living in any capacity that does not violate such covenants. The parties further agree that in the event of any violation by Awardee of any such covenants, the Company will suffer immediate and irreparable injury for which there is no adequate remedy at law. In the event of any violation or attempted violations of the restrictions and covenants of Awardee contained in this Agreement, the CareFusion Group shall be entitled to specific performance and injunctive relief or other equitable relief, including the issuance ex parte of a temporary restraining order, without any showing of irreparable harm or damage, such irreparable harm being acknowledged and admitted by Awardee, and Awardee hereby waives any requirement for the securing or posting of any bond in connection with such remedy, without prejudice to any other rights and remedies afforded the CareFusion Group hereunder or by law. In the event that it becomes necessary for the CareFusion Group to institute legal proceedings under this Agreement, Awardee shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

12. Action by the Administrator. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator. The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Administrator may delegate its functions under this Agreement to an officer of the CareFusion Group designated by the Administrator (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Administrator or its designee may rely upon documents, written statements of the parties or such other material as the Administrator or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Administrator or its designee and that any decision of the Administrator or its designee relating to this Agreement, including, without limitation, whether particular conduct constitutes Triggering Conduct or Competitor Triggering Conduct, shall be final and binding unless such decision is arbitrary and capricious.

13. Prompt Acceptance of Agreement. The Restricted Stock Unit grant evidenced by this Agreement shall, at the discretion of the Administrator, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by Awardee by indicating Awardee’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date.

14. Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Unit grant under and participation in the Plan or future Restricted Stock Units that may be granted under the Plan by electronic means. Awardee hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of Restricted Stock Unit grants and the execution of Restricted Stock Unit agreements through electronic signature.

15. Notices. All notices, requests, consents and other communications required or provided under this Agreement to be delivered by Awardee to the Company will be in writing and will be deemed sufficient if delivered by hand, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Company at the address set forth below:

CareFusion Corporation

3750 Torrey View Court

San Diego, CA 92130

Attention: General Counsel

All notices, requests, consents and other communications required or provided under this Agreement to be delivered by the Company to Awardee may be delivered by e-mail or in writing and will be deemed sufficient if delivered by e-mail, hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Awardee.

16. Employment Agreement, Offer Letter or Other Arrangement. To the extent a written employment agreement, offer letter or other arrangement (“Employment Arrangement”) that was approved by the Human Resources and Compensation Committee or the Board of Directors or that was approved in writing by an officer of the Company pursuant to delegated authority of the Human Resources and Compensation Committee provides for greater benefits to Awardee with respect to vesting of the Award on Termination of Employment than provided in this agreement or in the Plan, then the terms of such Employment Arrangement with respect to vesting of the Award on Termination of Employment by reason of such specified events shall supersede the terms hereof to the extent permitted by the terms of the Plan.

CAREFUSION CORPORATION

By:	Kieran T. Gallahue
Its:	Chairman and Chief Executive Officer

ACCEPTANCE OF AGREEMENT

Awardee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this agreement, and represents that he or she is familiar with and understands all provisions of the Plan and this agreement; (b) voluntarily and knowingly accepts this Agreement and the Restricted Stock Units granted to him or her under this Agreement subject to all provisions of the Plan and this Agreement, including the provisions in the Agreement regarding “Triggering Conduct/Competitor Triggering Conduct” and “Special Forfeiture/Repayment Rules” set forth in Paragraphs 4 and 5 above; (c) acknowledges previously accepting, and voluntarily and knowingly accepts, the terms of the equity awards of the Company and/or Cardinal Health, Inc. that Awardee received in connection with the spin-off of the Company from Cardinal Health, Inc., subject to all the provisions of the applicable equity incentive plan(s) under which the award(s) was granted; and (d) represents that he or she understands that the acceptance of this Agreement through an on-line or electronic system, if applicable, carries the same legal significance as if he or she manually signed the Agreement. Awardee further acknowledges receiving a copy of the Company’s most recent annual report to stockholders and other communications routinely distributed to the Company’s stockholders and a copy of the Plan Prospectus dated August 31, 2009 pertaining to the Plan.

Awardee’s Signature

Date